Exhibit 99.1

Banzai Announces Definitive Agreement to Acquire Act-On Software, Growing TTM Revenue 152% to $44M

Banzai Adds Enterprise Marketing Automation Platform, the Cornerstone of AI-driven B2B Marketing, to Growing Product Family

SEATTLE – January 23, 2025 – Banzai International, Inc. (NASDAQ: BNZI) (“Banzai” or the “Company”), a leading marketing technology company that provides essential marketing and sales solutions, today announced that it has signed a definitive agreement to acquire Act-On Software Inc. (“Act-On”), an enterprise marketing automation platform (MAP) provider.

Act-On is an easy-to-use and intelligent marketing automation platform, powered by AI and supported by an open data architecture. In a landscape filled with complex marketing suites, Act-On focuses on providing marketing software that enhances team efficiency and facilitates engagement with customers and prospects across all communication channels. Clients like Hitachi, BestBuy, and Progressive Insurance utilize Act-On to improve lead generation, increase sales pipeline, automate customer communications, and increase return on marketing investment (ROMI).

“Today’s marketers require efficient and agile marketing automation to achieve tangible business results, and we believe that Act-On provides solutions that fulfill this need,” said Joe Davy, Founder and CEO of Banzai. “Act-On’s software complements our suite of tools for data-driven marketers. By making customer data actionable, Act-On empowers marketers to think big and create smart, effective programs aimed to drive growth and increase customer lifetime value – all with exceptional speed and efficiency.”

“We’re excited to become part of the Banzai product family and contribute to the vision of AI-powered marketing,” said Kate Johnson, CEO of Act-On Software. “The future of marketing software is about making the marketer’s job easier through AI and seamlessly integrated solutions. Banzai’s family of tightly integrated best-in-class products - including webinar tools, video creation, and now marketing automation - will help marketers accomplish more in an AI empowered world.

The acquisition is projected to increase revenue by $27 million for the twelve-month period ending December 31, 2025, on a pro forma basis. Act-On’s financials are forecasted and are subject to change.

Banzai’s vision is to build a comprehensive suite of AI-driven marketing tools that make life easier for marketers and businesses of all sizes. Acquiring Act-On is a key step toward achieving this goal, driving revenue growth, and providing innovative solutions for our clients.

Transaction Details

Under the terms of the agreement, the aggregate merger consideration will consist of Banzai Class A Common Stock, and/or Pre-Funded Warrants exercisable for shares of Class A Common Stock, valued at $33.2 million and cash consideration of $20.0 million for an aggregate enterprise value for the merger consideration of $53.2 million. Additional details regarding the acquisition are included in the Company’s Form 8-K filed with the Securities and Exchange Commission on January 23, 2025. The transaction is expected to close in February 2025, subject to the satisfaction of customary closing conditions.

About Act-On Software

Act-On Software is the easiest to use and most intelligent marketing automation platform for mid-market and enterprise B2B customers. Act-On provides solutions that empower marketers to engage prospects and customers at every step of the customer lifecycle, including lead generation, automated multi-channel marketing, customer journey orchestration, email personalization, customer data management, and sales intelligence. By unifying customer engagement data and multi-channel outreach, Act-On makes it easy for brands to reach and engage their target buyers with personalized messages. Act-On Software serves enterprise customers such as Hitachi, Sharp, Best Buy, Flextronics, Red Lions Hotels, and SKF Group. Act-On is headquartered in Portland, Oregon. Learn more at https://act-on.com.

About Banzai

Banzai is a marketing technology company that provides AI-enabled marketing and sales solutions for businesses of all sizes. On a mission to help their customers grow, Banzai enables companies of all sizes to target, engage, and measure both new and existing customers more effectively. Banzai customers include Cisco, New York Life, Hewlett Packard Enterprise, Thermo Fisher Scientific, Thinkific, Doodle and Globe Life, among thousands of others. Learn more at www.banzai.io. For investors, please visit https://ir.banzai.io.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements often use words such as “believe,” “may,” “will,” “estimate,” “target,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “propose,” “plan,” “project,” “forecast,” “predict,” “potential,” “seek,” “future,” “outlook,” and similar variations and expressions. Forward-looking statements are those that do not relate strictly to historical or current facts. Examples of forward-looking statements may include, among others, statements regarding Banzai International, Inc.’s (the “Company’s”): future financial, business and operating performance and goals; annualized recurring revenue and customer retention; ongoing, future or ability to maintain or improve its financial position, cash flows, and liquidity and its expected financial needs; potential financing and ability to obtain financing; acquisition strategy and proposed acquisitions and, if completed, their potential success and financial contributions; strategy and strategic goals, including being able to capitalize on opportunities; expectations relating to the Company’s industry, outlook and market trends; total addressable market and serviceable addressable market and related projections; plans, strategies and expectations for retaining existing or acquiring new customers, increasing revenue and executing growth initiatives; and product areas of focus and additional products that may be sold in the future. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Forward-looking statements are not guarantees of future performance, and our actual results of operations, financial condition and liquidity and development of the industry in which the Company operates may differ materially from those made in or suggested by the forward-looking statements. Therefore, investors should not rely on any of these forward-looking statements. Factors that may cause actual results to differ materially include changes in the markets in which the Company operates, customer demand, the financial markets, economic, business and regulatory and other factors, such as the Company’s ability to execute on its strategy. More detailed information about risk factors can be found in the Company’s Annual Report on Form 10-K and the Company’s Quarterly Reports on Form 10-Q under the heading “Risk Factors,” and in other reports filed by the Company, including reports on Form 8-K. The Company does not undertake any duty to update forward-looking statements after the date of this press release.

Investor Relations

Chris Tyson

Executive Vice President

MZ Group - MZ North America

949-491-8235

BNZI@mzgroup.us

www.mzgroup.us

Media

Rachel Meyrowitz

Director, Demand Generation, Banzai

media@banzai.io